EXHIBIT 25

                           SECURITIES AND EXCHANGE COMMISSION
                                 Washington, D.C. 20549

                              ___________________________

                                        FORM T-1

               STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF
                   1939 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE
                              ___________________________


                    CHECK IN AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2) _____

                                      SUMMIT BANK
                  (Exact name of trustee as specified in its charter)

                                       New Jersey
                           (Jurisdiction of incorporation or
                       organization if not a U.S. national bank)

                                       22-0818450
                          (I.R.S. Employer Identification No.)

367 Springfield Avenue                                                07901
Summit, New Jersey                                                (Zip Code)
(Address of principal executive offices)

                Joseph Mate, Assistant Vice President and Trust Officer
                                      Summit Bank
                                 367 Springfield Avenue
                                Summit, New Jersey 07901
                                     (908) 522-8446
               (Name, address and telephone number of agent for service)

                                      HUBCO, INC.
                  (Exact name of obligor as specified in its charter)

                                       New Jersey
                              (State or other jurisdiction
                           of incorporation or organization)

                                       22-2405746
                          (I.R.S. Employer Identification No.)

3100 Bergenline Avenue                                                 07087
Union City, New Jersey                                             (Zip Code)
(Address of principal executive offices)

                              7.75% EXCHANGE SUBORDINATED
                                  DEBENTURES DUE 2004
                          (Title of the indenture securities)
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1.   General Information.

     Furnish the following information as to the trustee:

     (a) Name and address of each examining or supervising authority to which it is subject.

          Federal Deposit Insurance Corporation, Washington, D.C.
          New Jersey Department of Banking, Trenton, New Jersey.

     (b)  Whether it is authorized to exercise corporate trust powers.

     Yes.


2. Affiliations with the Obligor.

     If the obligor is an affiliate of the trustee, describe each such affiliation.

     None.


3.   Voting Securities of the Trustee.

     Furnish the following information as to each class of voting securities of the trustee:


                              As of March 31, 1994
____________________________________________________________________________
          Col. A                        Col. B
____________________________________________________________________________

     Title of Class                     Amount Outstanding

     Capital Stock
     ($4.50 par value)                  13,060,041

___________________________________________________________________________


4.   Trusteeships under Other Indentures.

     If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, furnish the following information:

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     (a)  Title of the securities outstanding under each other indenture.

     None.

     (b) A brief statement of the facts relied upon as a basis for the claim that no conflicting interest within the meaning of Section 310(b)(1) of the Act arises as a result of the trusteeship under any such other indenture, including a statement as to how the indenture securities will rank as compared with the securities issued under such other indenture.

     Inapplicable.

5. Interlocking Directorates and Similar Relationships With the obligor or Underwriters.

     If the trustee or any of the directors or executive officers of the trustee is a director, officer, partner, employee, appointee, or representative of the obligor or of any underwriter for the obligor, identify each such person having any such connection and state the nature of each such connection.

     None.

     (See Note following Item 16.)


6.   Voting Securities of the Trustee Owned by the Obligor or its Officials.

     Furnish the following information as to the voting securities of the trustee owned beneficially by the obligor and each director, partner and executive officer of the obligor:


                           As of March 31, 1994
_______________________________________________________________________
     Col. A         Col. B         Col. C           Col. D
_______________________________________________________________________

Name of Owner       Title of       Amount owned     Percentage
                    Class          beneficially     of voting
                                                    securities
                                                    represented
                                                    by amount
                                                    given in
                                                    Col. C
_______________________________________________________________________

     The obligor of the securities proposed to be offered has advised the trustee that the amount of voting securities of the

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trustee owned beneficially by it and its directors, partners and executive officers, taken as a group, is less than 1% of the outstanding voting securities of the trustee.

     (See Note following Item 16)

7. Voting Securities of the Trustee Owned by Underwriters or their officials.

     Furnish the following information as to the voting securities of the trustee owned beneficially by each underwriter for the obligor and each director, partner and executive officer of each such underwriter:


                           As of March 31, 1994
_______________________________________________________________________
     Col. A         Col. B         Col. C           Col. D
_______________________________________________________________________

Name of Owner       Title of       Amount owned     Percentage
                    Class          beneficially     of voting
                                                    securities
                                                    represented
                                                    by amount
                                                    given in
                                                    Col. C
_______________________________________________________________________

     None.

     (See Note following Item 16)


8.   Securities of the Obligor Owned or Held by the Trustee.

     Furnish the following information as to securities of the obligor owned beneficially or held as collateral security for obligations in default by the trustee.

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                           As of March 31, 1994
_______________________________________________________________________
     Col. A         Col. B         Col. C           Col. D
_______________________________________________________________________

Title of Class      Whether the    Amount owned     Percent of
                    securities     beneficially     Class re-
                    are voting     or held as       presented
                    or non-        collateral       by amount
                    voting shares  security for     given in
                                   obligations      Col. C
                                   in default
_______________________________________________________________________

     None.

     (See Note following Item 16)

9.   Securities or Underwriters Owned or Held by the Trustee.

     If the trustee owns beneficially or holds as collateral security for obligations in default any securities of underwriter for the obligor, furnish the following information as to each class of securities of such underwriter any of which are so owned or held by the trustee.


                           As of March 31, 1994
_______________________________________________________________________
     Col. A         Col. B         Col. C           Col. D
_______________________________________________________________________

Title of Issuer     Amount         Amount owned     Percent of
and Title of        outstanding    beneficially     Class re-
Class                              or held as       presented
                                   collateral       by amount
                                   security for     given in
                                   obligations      Col. C
                                   in default
                                   by trustee
_______________________________________________________________________

     None.

     (See Note following Item 16)

10. Ownership or Holdings by the Trustee of Voting Securities of Certain Affiliates or Security Holders of the Obligor.

     If the trustee owns beneficially or holds as collateral

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security for obligations in default voting securities of a person who, to the knowledge of the trustee (1) owns 10 percent or more of the voting securities of the obligor or (2) is an affiliate, other than a subsidiary, of the obligor, furnish the following information as to the voting securities of such person.


                           As of March 31, 1994
_______________________________________________________________________
     Col. A         Col. B         Col. C           Col. D
_______________________________________________________________________

Title of Issuer     Amount         Amount owned     Percent of
and Title of        outstanding    beneficially     Class re-
Class                              or held as       presented
                                   collateral       by amount
                                   security for     given in
                                   obligations      Col. C
                                   in default
                                   by trustee
_______________________________________________________________________

     None, to the knowledge of trustee.

     (See Note following Item 16)

11. Ownership or Holdings by the Trustee of any Securities of a Person owning 50 Percent or More of the Voting Securities of the obligor.

     If the trustee owns beneficially or holds as collateral security for obligations in default any securities of a person who, to the knowledge of the trustee, owns 50 percent or more of the voting securities of the obligor, furnish the following information as to each class of securities of such person any of which are so owned or held by the trustee.

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                           As of March 31, 1994
_______________________________________________________________________
     Col. A         Col. B         Col. C           Col. D
_______________________________________________________________________

Title of Issuer     Amount         Amount owned     Percent of
and Title of        outstanding    beneficially     Class re-
Class                              or held as       presented
                                   collateral       by amount
                                   security for     given in
                                   obligations      Col. C
                                   in default
                                   by trustee
_______________________________________________________________________

     None, to the knowledge of the trustee.

     (See Note following Item 16)

12.  Indebtedness of the Obligor to the Trustee.

     Except as noted in the instructions, if the obligor is indebted to the trustee, furnish the following information:


                           As of March 31, 1994
_______________________________________________________________________
     Col. A               Col. B             Col. C.
_______________________________________________________________________

     Nature of            Amount             Date
     Indebtedness         Outstanding        Due

_______________________________________________________________________

     None.

13.  Defaults by the Obligor.

     (a) State whether there is or has been a default with respect to the securities under the indenture. Explain the nature of any such default.

     None.

     (b) If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, or is trustee for more than one outstanding series of securities under the indenture, state whether there has been a

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default under any such indenture or series, identify the indenture or series affected, and explain the nature of any such default.

     None.

14.  Affiliation with the Underwriters.

     If any underwriter is an affiliate of the trustee, describe each such affiliation.

     None.

     (See Note following Item 16)

15.  Foreign Trustee.

     Identify the order or rule pursuant to which the foreign trustee is authorized to act as sole trustee under indentures qualified or to be qualified under the Act.

     Not applicable.

16.  List of Exhibits.

     List below all exhibits filed as a part of this Statement of Eligibility and Qualification.

     Exhibit 1 - Copy of Trustee's Certificate of Incorporation.

     Exhibit 2 - Copy of certificate of authority of the trustee to commence business. Included in Exhibit 1.

     Exhibit 3 - Copy of authorization of the trustee to exercise corporate trust powers. Included in Exhibit 1.

     Exhibit 4 - Copy of existing By-Laws of the Trustee.

     Exhibit 5 - Inapplicable.

     Exhibit 6 - The consent of the trustee required by Section 321(b) of the Trust Indenture Act of 1939.

     Exhibit 7 - Copy of Report of Condition of the Trustee as of March 31, 1994. (To be filed by amendment)

     Exhibit 8 - Inapplicable.

     Exhibit 9 - Inapplicable.

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                                          NOTE

     The obligor has represented to the trustee that there are no underwriters for the obligor, as such term is used in General Instruction F to Form T-1.

     In answering any item in this statement of eligibility and qualification which relates to matters peculiarly within the knowledge of the obligor, or its directors or officers, or an underwriter for the obligor, the undersigned, Summit Bank, has relied upon information furnished to it by the obligor, including the obligor's representation that there are no underwriters, and disclaims responsibility for the accuracy or completeness of such information.


                                       SIGNATURE

     Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, Summit Bank, a banking corporation organized and existing under the laws of the State of New Jersey, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto, duly authorized, in The City of Summit and State of New Jersey, on the 18th day of April, 1994.


                                                  SUMMIT BANK



                                        By:/s/ JOSEPH MATE
                                          ------------------------
                                             Joseph Mate, Assistant
                                             Vice President and Trust
                                             Officer




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                                        EXHIBIT 1 TO FORM T-1 OF SUMMIT BANK


                                  AMENDED AND RESTATED
                            CERTIFICATE OF INCORPORATION OF
                                      SUMMIT BANK

                          (formerly The Summit Trust Company)

     First:    The name by which the Bank shall be known is SUMMIT BANK.

     Second:   The principal office of the Bank is located at number 367
Springfield Avenue, Summit, New Jersey.

     Third:    The Bank shall have power to transact the business of banking and, in addition thereto, to transact business as a qualified bank as defined in The Banking Act of 1948, as supplemented and amended; and, to those ends, the Bank shall have and may exercise all those powers authorized to be exercised by banks and by qualified banks under the provisions of The Banking Act of 1948 as presently enacted, and as from time to time amended and supplemented, and all those powers which are presently, or in the future may be, authorized by any law applicable to banks of this State to be exercised by banks and qualified banks, including, by way of description and not by way of limitation, the powers specified in Sections 24, 25, and 28 of The Banking Act of 1948, as supplemented and amended.

     Fourth:   (A) The amount of the capital stock of the Bank is $58,770,185, divided into 13,060,041 shares of the par value of $4.50 each.

                    (B) The amount of issued capital stock of the Bank is $58,770,185 divided into 13,060,041 shares of the par value of $4.50 each.

     Fifth:    The number of directors of the Bank shall be not less than 9 and not more than 25, as may from time to time be fixed by the Board of Directors.

     Sixth:    The Board of Directors, subject to the limitations imposed by law, shall have power to make, alter, and repeal bylaws, subject to alteration or repeal by the stockholders at any meeting.

     Seventh: The Board of Directors shall have power to appoint from time to time an Executive Committee of the Board of Directors from among its members. The Executive Committee shall have and may exercise such powers as are authorized by law, subject to such terms and provisions as may be provided in the bylaws of the Bank.

     Eight:  The Board of Directors shall have power to appoint,

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from time to time, a Trust Committee of the Bank, which shall have and may exercise such powers and provisions as may be provided by the bylaws of the Bank.

     Ninth:    Dividends may be paid as provided by law in the capital stock of the Bank without an amendment of the Bank's certificate of incorporation pursuant to Article 19 of the Banking Act of 1948, notwithstanding the payment of such dividends effects an increase in the capital stock of the Bank.

     Tenth:    The Bank may, from time to time, pursuant to resolution of its
Board of Directors, adopt, maintain, and rescind a plan or plans for the retirement of its officers and employees, as authorized by the Banks' and Savings Banks' Officers and Employees' Retirement and Benefit Act, as amended and supplemented from time to time, and may, by resolution of its Board of Directors, alter such plan or plans from time to time, whether or not such alteration is substantial.

     Eleventh:   The Board of Directors may, between annual meetings of the
Bank, increase the number of directors by not more than two, subject to the limitation imposed by law upon the maximum number of directors, and may appoint persons to fill the vacancies so created.

     Twelfth: The Bank shall have perpetual existence, as provided by law, subject to liquidation and dissolution as provided by law.

     Thirteenth: No director or officer of the corporation shall be personally liable to the corporation or its shareholders for damages for breach of any duty owed to the corporation or its shareholders except that the provisions of this Article shall not relieve a director or officer from liability for any breach of duty based upon an act or omission (a) in breach of such person's duty of loyalty to the corporation or its shareholders; (b) not in good faith or involving a knowing violation of law; or (c) resulting in receipt by such person of an improper personal benefit.

     Fourteenth:    Upon the effective date of this amended and restated
certificate of incorporation, the Bank's Board of Directors shall consist of the following persons:

     Eustace Anselmi - Maplewood, New Jersey
     William O. Baker - Morristown, New Jersey*
     S. Rodgers Benjamin - Flemington, New Jersey
     James C. Brady, Jr. - Far Hills, New Jersey
     John B. Cave - Summit, New Jersey
     Robert G. Cox - Chatham, New Jersey
     Samuel V. Gilman, Jr. - Rumson, New Jersey
     Elsa Gomez - Cranford, New Jersey
     Kathleen D. Hammond - Maplewood, New Jersey
     Peter Kalkus - Morristown, New Jersey

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     Warren S. Kimber, Jr. - Madison, New Jersey
     William Boyce Lum - Short Hills, New Jersey
     Donald P. Moriarty - Chatham, New Jersey (1)
     Anthony Papetti - Elizabeth, New Jersey
     Robert W. Parsons, Jr. - Chatham, New Jersey
     Thomas D. Sayles, Jr. - Chatham, New Jersey
     Orin R. Smith - Iselin, New Jersey
     Douglas G. Watson - Summit, New Jersey
     Kate B. Wood - Princeton, New Jersey




- -------------------
     (1) Retired from the Board of Directors effective the close of business on September 14, 1993.

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                                        EXHIBIT 4 TO FORM T-1 OF SUMMIT BANK


                                                  AMENDED DECEMBER 11, 1990


                                         BYLAWS
                                           OF
                                THE SUMMIT TRUST COMPANY


                                       ARTICLE I

                                Meetings of Stockholders


     Section 1. Place of Meetings. All meetings of stockholders shall be held at the principal office of the Corporation or at any location in any municipality where the Corporation maintains its principal office or a branch office.

     Section 2. Annual Meeting. The annual meeting of stockholders shall be held on the fourth Tuesday in April of each year at such time as the Board of Directors shall appoint. At such annual meeting directors shall be elected and such other business shall be transacted as may properly be brought before the meeting.

     Section 3. Special Meetings. Special meetings of stockholders may be called at any time by the President, the Board of Directors or the holders of not less than one-tenth of all shares of capital stock outstanding with voting rights. Upon the written request of any person or persons entitled to call a special meeting, the Secretary shall notify the stockholders of the meeting in the manner provided in these bylaws.

     Section 4. Stockholder Action Without a Meeting. Any action required or permitted to be taken at a meeting of stockholders may be taken without a meeting if all stockholders consent thereto in writing. Whenever action is taken pursuant to this section, the written consents of the stockholders consenting thereto shall be filed with the minutes of proceedings of stockholders.

     Section 5. Notice of Meetings. Written notice of all meetings of stockholders specifying the place, day and hour of the meeting and the nature of the business to be transacted shall be given by mail, postage prepaid, to each stockholder at his address as it appears on the books of the Corporation at least 10, but not more than 60, days prior to the meeting. Notice of the annual meeting of stockholders shall be published once in a newspaper published and circulated in the municipality in which the Corporation maintains its principal office not less than 10 days prior to the date fixed for the meeting.

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     Section 6.  Adjournment of Meeting.  Any meeting of stockholders may be adjourned from time to time for any period of time and to any place where it is lawful to hold a meeting. It shall not be necessary to give notice of the adjourned meeting.

     Section 7. Quorum. At all meetings of stockholders the presence in person or by proxy of the holders of a majority of the outstanding shares entitled to vote shall constitute a quorum for the transaction of business. If a quorum is not present at a meeting, a majority in interest of the stockholders present in person or by proxy may adjourn the meeting to a fixed time.

     Section 8. Voting. The holder of each outstanding share of capital stock eligible to vote shall have one vote on each matter submitted to a vote of stockholders. Stockholders may vote at all meetings either in person or by proxy. Every proxy shall be executed in writing by the stockholder or his agent and shall be filed with the Secretary of the Corporation.

     Section 9. Judges of Election. Before any meeting of stockholders at which one or more directors is to be elected, the Board of Directors shall appoint either one or three judges of election. The judges may be stockholders but may not be directors or candidates for the office of director. Before entering upon his duties, each judge shall take and subscribe an oath to perform the duties of his office impartially and in good faith. The judge or judges shall determine the number of shares outstanding, the number of shares represented at the meeting, the voting rights of each share, the existence of a quorum and the authenticity, validity and effect of proxies. In addition, the judge or judges shall hear and determine all challenges and questions arising in connection with the right to ballot, receive, count and tabulate all ballots, determine the results of balloting and do such other acts as may be proper with respect to balloting. The judge or judges shall execute a certificate of the result of any balloting and shall deliver such certificate to the chairman of the meeting. Such certificate shall be recorded in the minutes of the meeting and filed with the Corporation.

     Section 10. Chairman and Secretary of Meetings. The Chairman of the Corporation shall preside at all meetings of stockholders and the Secretary of the Corporation shall act as secretary of all meetings of stockholders and record the minutes of each such meeting in the minute book of the Corporation. In the absence of the Chairman or the Secretary, the stockholders shall elect a person to preside at the meeting or to act as secretary of the meeting.

     Section 11. Record Date. The Board of Directors may fix a date no more than 60 days prior to the date of any meeting of stockholders as the record date for the determination of the stockholders as the record date for the determination of the

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stockholders who are entitled to notice of and to vote at such meeting and at any adjournment thereof. If no such record date is fixed, only stockholders of record at the close of business on the sixty-fifth day prior to the date of such meeting shall be entitled to notice of and to vote at such meeting and at any adjournment thereof.
                                       ARTICLE II
                                       Directors

     Section 1. Number. The Board of Directors shall consist of no fewer than 5 nor more than 25 members, the actual number to be fixed from time to time by the Board of Directors.

     Section 2. Term of Office. Directors shall be elected by ballot of the stockholders at each annual meeting. The persons receiving the greatest number of votes at such meeting shall be the directors. A director elected at an annual meeting of stockholders shall hold office from the time when a majority of all directors elected at such meeting shall have qualified until the time when a majority of directors elected at the next annual meeting shall have qualified.

     Section 3. Vacancies. When an increase in the number of directors is authorized, the newly created directorships shall be filled by the stockholders. However, between annual stockholders meetings the Board of Directors, at its option, may increase the Board membership by not more than two and fill vacancies so created. The Board of Directors, at its option, also may fill any other vacancy on the Board. A director otherwise elected or appointed between annual meetings of stockholders shall hold office from the time when he shall have qualified until the time when a majority of the directors elected at the next annual meeting shall have qualified.

     Section 4. Residency and Stock Ownership. A majority of the directors at all times shall be residents of the State of New Jersey. Each director shall own and hold in his own name unpledged shares of the capital stock of The Summit Bancorporation having an aggregate book value of at least $500.00.

     Section 5. Age. No person shall be elected a member of the Board of Directors after he has attained the age of 70, unless he shall have attained such age on or before August 1, 1985 and have been a member of the Board of Directors prior to such date.

     Section 6. Oath. Each director, following his election or appointment and before entering upon the duties of his office, shall take an oath, as prescribed by New Jersey law.

     Section 7. Organization Meeting. The directors elected at the annual meeting shall meet for the organization of the Board of Directors at such time following the annual meeting and before the

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assumption of duties as directors and at such place as the Chairman may determine.  No notice of the organization meeting shall be required.

     Section 8. Regular Meetings. Regular meetings of the Board of Directors shall be held on the second Tuesday of each month at the principal office of the Corporation or at such other time and place as the Board of Directors may designate from time to time.

     Section 9. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman, the President and any Vice President who is a member of the Board, and shall be called by the Secretary at the request of a majority of the directors then in office. Notice of the time and place of any special meeting may be given in such manner as the director calling such meeting may determine, but in no event shall such notice be given less than 24 hours before the time appointed for such special meeting. The object of a special meeting need not be specified but, when an object is specified, no other business may be considered at such meeting without the concurrence of a majority of the whole Board.

     Section 10. Conference Call Meetings. Any or all directors may participate in a meeting of the Board of Directors or a committee of the Board by means of conference telephone or any means of communication by which all persons participating in the meeting are able to hear each other.

     Section 11. Director Action Without a Meeting. Any action required or permitted to be taken at a meeting of the Board of Directors or a committee of the Board may be taken without a meeting if, prior or subsequent to such action, all members of the Board or of the committee, as the case may be, consent thereto in writing and such written consents are filed with the minutes of the proceedings of the Board or committee. Such consents shall have the same effect as a unanimous vote of the Board or committee for all purposes.

     Section 12. Quorum. A majority of the entire Board of Directors shall constitute a quorum. Any meeting at which a quorum is present may be adjourned from time to time by vote of a majority of the directors present, and any meeting at which a quorum is not present may be adjourned in like manner until a quorum is obtained. Unless a quorum is present at a meeting, no business may be transacted other than to adjourn the meeting. Action taken by a majority of those present at a meeting at which a quorum is present shall be the action of the Board, unless a greater number is required by the Certificate of Incorporation or by law.

     Section 13. Chairman and Secretary Of Meetings. The Chairman, or in his absence, the President or a Vice President who is a member of the Board of Directors, shall preside at all meetings of the Board. The presiding officer shall be entitled to

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one vote on all questions.  The Secretary of the Corporation shall act as secretary of all meetings of the Board, but, in his absence, the presiding officer may appoint any person to act as secretary.

                                      ARTICLE III
                               Compensation of Directors

     Section 1. Compensation. Directors shall receive such compensation, if any, as the Board of Directors from time to time by resolution may provide.

                                       ARTICLE IV
                            Committees and Advisory Councils

     Section 1. Examining Committee. The Board of Directors annually shall appoint a committee of at least three of its members, to be known as the Examining Committee, none of whom shall be an officer of the Corporation, to arrange for an examination by a certified public accountant of the condition of the Corporation. The examination shall be made at least once every calendar year and shall be commenced at least six months but not more than fifteen months after the previous such examination. Additional examinations may be required by the Board of Directors. Within 60 days after the completion of each examination the Examining Committee shall report the results of the examination to the Board and provide the Board with its comments with respect thereto. A majority of the Examining Committee shall constitute a quorum. Vacancies in the Examining Committee shall be filled by the Board of Directors.

     Section 2. Executive Committee. The Board of Directors annually shall appoint from among its members an Executive Committee of not less than five nor more than ten directors. Between meetings of the Board the Executive Committee may exercise all the powers of the Board with respect to the affairs of the Corporation, except that the Committee may not (a) declare a dividend or approve any other distribution to stockholders; (b) make, alter or repeal the bylaws of the Corporation; (c) elect or appoint an officer or director; or
(d) exercise any other power which by law may be exercised only by at least a majority of all the directors. A majority of the Executive Committee shall constitute a quorum. Vacancies in the Executive Committee shall be filled by the Board of Directors. The minutes of each meeting of the Executive Committee shall be presented to the Board at its next meeting following such meeting of the Executive Committee; except that when the next meeting of the Board occurs within two days following the day of such meeting, such minutes may be presented to the Board at its second meeting following such meeting of the Executive Committee.

     Section 3. Trust Committee. The Board of Directors annually shall appoint a Trust Committee of not less than five members of

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whom a majority shall be directors.  The remaining members may be directors or officers of the Corporation who are not directors. The Trust Committee may exercise all the powers of the Board with respect to:

     (a) acceptance or rejection of appointment in any fiduciary or agency capacity;

     (b) retention, sale or other disposition of real or personal property held in any fiduciary or agency capacity;

     (c) investment and disbursement of funds held in any fiduciary or agency capacity;

     (d) exercise of voting and all other rights arising out of or incidental to any property, real or personal, held in any fiduciary or agency capacity;

     (e) reviews of administration, and of assets held in any fiduciary or agency capacity;

     (f) resignation as fiduciary or agent or other actions terminating service as fiduciary or agent;

     (g) authorizing the execution, sealing with the Corporation's seal and delivery of any instrument necessary or appropriate to effectuate or evidence any of the powers of the Trust Committee; and

     (h) all other duties and powers of the Corporation in the administration of its fiduciary and agency functions.

A majority of the Trust Committee shall constitute a quorum. Vacancies in the Trust Committee shall be filled by the Board of Directors. The minutes of each meeting of the Trust Committee as to sales and purchases of real and personal property shall be presented to the Board at its next meeting following such meeting of the Trust Committee; except that when the next meeting of the Board occurs within two days following the day of such meeting, such minutes may be presented to the Board at its second meeting following such meeting of the Trust Committee.

     Section 4. Advisory Council. The Board of Directors annually, at its organization meeting, shall appoint an Advisory Council, each member of which shall serve a branch designated by the Board. The members of the Advisory Council shall serve until the next organizational meeting of the Board or until their successors are appointed and qualify. The Advisory Council shall hold regular meetings at such times and at such intervals as may be agreed upon by the Board of Directors. The Advisory Council shall study and consider matters of interest to the business and operation of the branches and advise the Board of Directors and

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officers with respect thereto.  Advisory Council members shall be compensated for their attendance on such basis as may be approved from time to time by the Board of Directors.

     Section 5. Other Committee. The Board of Directors may provide for and appoint the membership of other committees. Not less than a majority of the members of each such committee shall be directors; the remaining members may be directors or officers of the Corporation who are not directors. No such committee shall be empowered to perform any act for the Corporation without the approval of such act by the Board.

                                       ARTICLE V
                                        Officers

     Section 1. Designation. At the Organization Meeting of the Board of Directors following each annual meeting of stockholders the directors shall elect a Chairman, a President and a Vice President from their own number.
They also shall elect at such meeting one or more additional Vice Presidents, a Secretary, a Treasurer and a Trust Officer, none of whom need be a director. Other officers, who need not be directors, may be elected or appointed from time to time by the Board. Any two offices may be held by the same person except that the same person shall not hold the offices of both President and Vice President.

     Section 2. Term of Office. Each officer shall hold office from the time of his election or appointment until the first meeting of the Board of Directors following the next annual meeting of stockholders at which officers are elected or appointed.

     Section 3. Removal and Resignation. Any officer elected or appointed by the Board of Directors may be removed at any time, with or without cause, by the Board, or otherwise as provided by law. Any officer may resign by written notice to the Corporation.

     Section 4. Vacancies. Vacancies in any office, however caused, shall be filled by the Board of Directors.

     Section 5. Powers and Duties. Officers elected or appointed by the Board of Directors shall have the following powers and duties.

          (a) Chairman. The Chairman shall preside at all meetings of the Board of Directors, shall perform all duties incidental to his office and shall perform such other duties as the Board from time to time may prescribe.

          (b) President. The President shall be the chief executive and administrative officer of the Corporation; he shall direct the policy and management of the Corporation on behalf of the Board of Directors; he shall manage the operations of the

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Corporation; and he shall perform all the duties incidental to his office.
The President shall preside at meetings of the Board in the absence of the Chairman and shall serve as an ex officio member of all committees, except the Examining Committee.

          (c) Vice President and other Officers. The Vice Presidents and other officers elected or appointed by the Board of Directors shall perform such duties as may be delegated to them from time to time by the Board or by the President.

     Section 6. Bonding. All officers and employees of the Corporation shall be bonded in such amounts and with such sureties as shall be approved from time to time by the Board of Directors. A report describing the bonds and the amounts thereof shall be prepared under the direction of the President and submitted to the Board for its consideration once each year or more frequently if requested by the Board.

                                       ARTICLE VI
                                     Corporate Seal

     Section 1. Adoption and Use. The Board of Directors shall adopt a seal for the Corporation. The Secretary or any Assistant Secretary shall have authority to impress, reproduce or affix the seal, or a facsimile thereof, to any document to be sealed.

                                      ARTICLE VII
                                      Fiscal Year

     Section 1. Period. The fiscal year of the Corporation shall be the calendar year, or such other period as shall be designated from time to time by the Board of Directors.

                                      ARTICLE VIII
                                     Capital Stock

     Section 1. Certificates. Certificates representing shares of capital stock of the Corporation shall be issued to all stockholders of the Corporation. The certificates shall be in such form as shall be approved by the Board of Directors or required by law. The names and addresses of all persons owning shares of capital stock of the Corporation, together with the number of shares held by each, shall be entered in books kept for that purpose by the appropriate officers or agents of the Corporation.

     Section 2. Transfers of Stock. Transfers of stock shall be made only upon the transfer books of the Corporation by the holder in person or by his duly authorized attorney and on surrender of the certificate or certificates representing the stock to be transferred. Every power of attorney of authority to transfer stock shall be in writing and filed in the office of the Corporation or with its transfer agent.

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     Section 3.  Lost, Stolen and Destroyed Certificates.  In the event of the loss, theft or destruction of certificates, new certificates shall be issued upon receipt by the Corporation of such bond of indemnity as the Board of Directors may require.

                                       Article IX
                               Conveyance of Real Estate

     Section 1. Authorization. All transfers and conveyances of real estate owned by the Corporation in its own right shall be authorized by resolution of the Board of Directors. Deeds and other documents of transfer shall be executed in the name of the Corporation by the President or a Vice President and, where required, attested by the Secretary or an Assistant Secretary.

                                       ARTICLE X
                                Transfers of Securities

     Section 1. Authorization. All contracts, assignments and other documents of transfer for the sale, assignment or transfer of stock, bonds or other securities owned by the Corporation in its own right shall be executed on behalf of the Corporation by any two officers or by any one officer and any employee authorized by the Board of Directors.

                                       ARTICLE XI
                   Powers of Attorney, Authorizations and Acceptances

     Section 1. Powers of Attorney and Authorizations. All powers of attorney and all authorizations to an agent or representative of the Corporation shall be executed by the President, a Vice President, or such other officer or person specifically authorized to execute the same by the Board of Directors.

     Section 2. Acceptances. All acceptances shall be signed by the President, a Vice President, the Secretary or an Assistant Secretary, and countersigned by an officer or other person authorized by the Board of Directors.

                                      ARTICLE XII
                    Checks, Certifications and Signature Guarantees

     Section 1. Authorization. The Vice President who heads each division of the Corporation shall designate those individuals who have authority to sign checks, certify checks and guarantee signatures on assignments of stock, other than stock owned by the Corporation or in which it has an interest, and of signatures on other documents which do not dispose of any property of the Corporation. The divisional Vice President shall assign each such individual to one of four groups and shall provide the Secretary with the names and specimen signatures of the individuals assigned to each group. Only officers may be assigned to Group 1, while any

                                          -12-
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employees may be assigned to Groups 2, 3 and 4.  Individuals assigned to one of the four groups shall be authorized to act as follows:

     Group 1: Individuals assigned to Group 1 may sign bank checks in amounts up to $15,000, certify checks and guarantee signatures. Checks in excess of $15,000 must be countersigned by another member of Group 1 or a member of any other group.

      Group 2: Individuals assigned to Group 2 may sign bank checks in amounts up to $10,000, certify checks and guarantee signatures. Checks in excess of $10,000 must be countersigned by another member of Group 2 or a member of any other group.

      Group 3: Individuals assigned to Group 3 may sign bank checks in amounts up to $10,000 and certify checks. Checks in excess of $10,000 must be countersigned by another member of Group 3 or a member of any other group.

      Group 4: Individuals assigned to Group 4 may sign bank checks in amounts up to $5,000. Checks in excess of $5,000 must be countersigned by another member of Group 4 or a member of any other group.

                                      ARTICLE XIII
                           Trust Property and Trust Functions

     Section 1: General Authorization. The President, the Trust Officer, any Vice President, any Assistant Trust Officer and the Secretary each shall have power to execute, sign, countersign, authenticate or certify and deliver on behalf of the Corporation (a) all indentures, agreements, and other instruments by which the Corporation agrees to act as trustee or in any fiduciary or representative capacity; (b) all deeds, mortgages, releases, transfers, assignments, agreements, proxies, bills of sale, powers of attorney, legal documents of any character, and all other instruments, transferring, conveying or relating to property, real, personal or mixed, including stocks, registered bonds and other securities, held by the Corporation in trust or with respect to which the Corporation may be acting in a fiduciary or representative capacity; and (c) all bonds, stocks, voting trust certificates for stock, certificates of deposit, scrip certificates, warrants or rights to subscribe, and all other similar instruments, where the Corporation acts as trustee, transfer agent, registrar, depositary or in any other fiduciary or representative capacity.

     Section 2. Specific Authorization. The Board of Directors may specifically authorize any person to exercise any of the powers

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described in Section 1, or to exercise any other power, with respect to property held by the Corporation in trust or with respect to property concerning which the Corporation may be acting in any fiduciary or representative capacity.

                                      ARTICLE XIV
                                   Hours of Business

     Section 1. Hours. The offices of the Corporation shall be open for business at such times and for such periods as from time to time shall be fixed by the Board of Directors and permitted by law.

                                       ARTICLE XV
                                    Indemnification

     The Corporation shall indemnify each director, officer or employee to the full extent permitted by law. The Corporation may, in a specific case, indemnify any other corporate agent to any extent permitted by law. The first sentence of this Article XV may not be modified, amended or rescinded in any manner which would limit the obligation of the Corporation to indemnify as to any matters arising from facts in existence as of the date of such modification, amendment or rescission.

                                      ARTICLE XVI
                                       Amendments

     Section 1. Amendments of By-laws. Except as set forth in Article XV hereof, these by-laws may be altered or amended by the affirmative vote of a majority of the capital stock issued and outstanding and entitled to vote at any regular or special meeting of stockholders, provided notice of the proposed alteration or amendment is contained in the notice of such meeting, or by the affirmative vote of a majority of the Board of Directors at any meeting thereof, provided notice of the proposed alteration or amendment is contained in the notice of such meeting, except that the Board shall have no authority to amend these By-laws relative to (a) fixing the number of directors or the manner and time of determining such number; (b) establishing the requirements for calling a special meeting of stockholders; or (c) setting forth the manner in which the by-laws may be made, altered or replaced.

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                          EXHIBIT 6 TO FORM T-1 OF SUMMIT BANK

                                 Consent of Summit Bank
                              Pursuant to Section 321 (b)
                           of the Trust Indenture Act of 1939

                          ___________________________________


     Summit Bank, a banking corporation organized under the laws of the State of New Jersey, with its principal office located at 367 Springfield Avenue, Summit, New Jersey, hereby gives to all federal and state authorities who have examined or will examine Summit Bank the permission to furnish such reports of examination to the Securities and Exchange Commission upon its request therefor.



                                        SUMMIT BANK



                                        By:/s/ JOSEPH MATE
                                          ------------------------------
                                            Joseph Mate
                                            Assistant Vice President
                                            and Trust Officer